EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


To Neff Corp.:


     We consent to the use in this Registration Statement of Neff Corp. on Form S-4 of our report dated March 11, 1998, except for the third paragraph of Note 5 and the fourth paragraph of Note 1 as to which the dates are April 23, 1998 and May 20, 1998, respectively, on the financial statements of Neff Corp. and subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report also dated March 11, 1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement.


     We also consent to the reference to us under the hearings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


Miami, Florida
July 15, 1998
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                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of Neff Corp. on Form S-4 of our report dated February 27, 1998 on the financial statements of Richbourg's Sales & Rentals, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


Charlotte, North Carolina
July 15, 1998